SLM Student Loan Trust 2003-14 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/1/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics				03/31/05	Activity	06/30/2005

A	i	Portfolio Balance			$2,040,050,750.16	($47,525,854.16)	$1,992,524,896.00
	ii	Interest to be Capitalized			5,416,183.10		5,359,040.01

	iii	Total Pool			$2,045,466,933.26		$1,997,883,936.01

	iv	Specified Reserve Account Balance			5,113,667.33		4,994,709.84

	v	Total Adjusted Pool			$2,050,580,600.59		$2,002,878,645.85

B	i	Weighted Average Coupon (WAC)			5.093%		5.079%
	ii	Weighted Average Remaining Term			254.61		253.22
	iii	Number of Loans			115,756		113,735
	iv	Number of Borrowers			72,812		71,346
	v	Aggregate Outstanding Principal Balance — T-Bill			$393,724,887.54		$378,946,528.74
	vi	Aggregate Outstanding Principal Balance — Commercial Paper			$1,651,742,045.72		$1,618,937,407.27

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 4/25/05	Balance 7/25/05

C	i	A-1 Notes	78442GKH8	0.020%	1.00000	$0.00	$0.00
	ii	A-2 Notes	78442GKJ4	0.060%	1.00000	$279,425,600.59	$231,723,645.85
	iii	A-3 Notes	78442GKK1	0.120%	1.00000	$288,000,000.00	$288,000,000.00
	iv	A-4 Notes	78442GKL9	0.170%	1.00000	$318,000,000.00	$318,000,000.00
	v	A-5 Notes	78442GKM7	0.230%	1.00000	$519,000,000.00	$519,000,000.00
	vi	A-6 Notes	78442GKN5	0.300%	1.00000	$250,000,000.00	$250,000,000.00
	vii	A-7* Notes	78442GKG0	5.400%	1.72850	£189,649,986.00	£189,649,986.00
	viii	B Notes	78442GKP0	0.550%	1.00000	$68,345,000.00	$68,345,000.00

	Reserve Account					04/25/05	07/25/05

D	i	Required Reserve Acct Deposit (%)				0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)				$0.00	$0.00
	iii	Specified Reserve Acct Balance ($)				$5,113,667.33	$4,994,709.84
	iv	Reserve Account Floor Balance ($)				$3,383,397.00	$3,383,397.00
	v	Current Reserve Acct Balance ($)				$5,113,667.33	$4,994,709.84

	Other Accounts					04/25/05	07/25/05

E	i	Remarketing Fee Account				$0.00	$0.00
	ii	Capitalized Interest Account				$0.00	$0.00
	iii	Principal Accumulation Account (A-7)				$0.00	$0.00
	iv	Supplemental Interest Account (A-7)				$0.00	$0.00
	v	Investment Reserve Account				$0.00	$0.00
	vi	Investment Premium Purchase Account				$0.00	$0.00

	Asset/Liability					04/25/05	07/25/2005

F	i	Total Adjusted Pool				$2,050,580,600.59	$2,002,878,645.85
	ii	Total $ equivalent Notes				$2,050,580,600.59	$2,002,878,645.85
	iii	Difference				$0.00	$0.00
	iv	Parity Ratio				1.00000	1.00000

*	A-7 Notes are denominated in Pounds Sterling

II. 2003-14 Transactions from: 04/01/05 through: 06/30/05

A	Student Loan Principal Activity
	i	Regular Principal Collections	$48,275,778.88
	ii	Principal Collections from Guarantor	7,024,676.90
	iii	Principal Reimbursements	83,475.60
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$55,383,931.38

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$399.65
	ii	Capitalized Interest	(7,858,476.87)

	iii	Total Non-Cash Principal Activity	$(7,858,077.22)

C	Total Student Loan Principal Activity		$47,525,854.16

D	Student Loan Interest Activity
	i	Regular Interest Collections	$15,754,359.58
	ii	Interest Claims Received from Guarantors	428,646.05
	iii	Collection Fees/Returned Items	11,368.20
	iv	Late Fee Reimbursements	223,219.44
	v	Interest Reimbursements	11,365.45
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	5,531,555.76
	viii	Subsidy Payments	1,260,142.23

	ix	Total Interest Collections	$23,220,656.71

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$280.26
	ii	Capitalized Interest	7,858,476.87

	iii	Total Non-Cash Interest Adjustments	$7,858,757.13

F	Total Student Loan Interest Activity		$31,079,413.84

G	Non-Reimbursable Losses During Collection Period		$422.77

H	Cumulative Non-Reimbursable Losses to Date		$181,670.01

III. 2003-14 Collection Account Activity 04/01/05 through 06/30/05

A	Principal Collections
	i	Principal Payments Received	$27,469,997.90
	ii	Consolidation Principal Payments	27,830,457.88
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	(270.48)
	vi	Re-purchased Principal	83,746.08

	vii	Total Principal Collections	$55,383,931.38

B	Interest Collections
	i	Interest Payments Received	$22,746,801.48
	ii	Consolidation Interest Payments	227,902.14
	iii	Reimbursements by Seller	1.55
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	5,496.33
	vi	Re-purchased Interest	5,867.57
	vii	Collection Fees/Return Items	11,368.20
	viii	Late Fees	223,219.44

	ix	Total Interest Collections	$23,220,656.71

C	Other Reimbursements		$359,655.66

D	Reserves In Excess of the Requirement		$118,957.49

E	Reset Period Target Amount Excess		$0.00

F	Funds Released from Supplemental Interest Accoun		$0.00

G	Investment Premium Purchase Account Excess		$0.00

H	Investment Reserve Account Excess		$0.00

I	Interest Rate Cap Proceeds		$0.00

J	Interest Rate Swap Proceeds		$0.00

K	Administrator Account Investment Income		$0.00

L	Trust Account Investment Income		$434,525.06

M	Funds Released from Capitalized Interest Accoun		$0.00

	TOTAL AVAILABLE FUNDS		$79,517,726.30

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,693,587.01)
		Consolidation Loan Rebate Fees	$(5,212,517.45)

N	NET AVAILABLE FUNDS		$72,611,621.84

O	Servicing Fees Due for Current Period		$837,302.73

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$862,302.73

IV. 2003-14 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05	03/31/05	06/30/05
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	4.988%	4.981%	83,286	82,067	71.950%	72.156%	$1,351,293,501.80	$1,325,522,644.11	66.238%	66.525%
31-60 Days Delinquent	5.869%	5.728%	2,857	3,173	2.468%	2.790%	52,706,593.74	56,455,231.34	2.584%	2.833%
61-90 Days Delinquent	6.037%	5.778%	1,434	1,599	1.239%	1.406%	27,649,036.18	28,006,281.36	1.355%	1.406%
91-120 Days Delinquent	6.477%	6.194%	637	816	0.550%	0.717%	12,537,982.56	15,012,428.64	0.615%	0.753%
> 120 Days Delinquent	6.444%	6.683%	1,775	1,628	1.533%	1.431%	34,777,411.45	31,977,655.64	1.705%	1.605%

Deferment
Current	4.985%	4.998%	11,852	11,020	10.239%	9.689%	235,534,022.85	220,959,105.48	11.545%	11.089%

Forbearance
Current	5.179%	5.139%	13,710	13,261	11.844%	11.660%	321,335,000.91	311,595,812.03	15.751%	15.638%

TOTAL REPAYMENT	5.089%	5.077%	115,551	113,564	99.823%	99.850%	$2,035,833,549.49	$1,989,529,158.60	99.793%	99.850%
Claims in Process (1)	7.347%	6.548%	205	170	0.177%	0.149%	$4,217,200.67	$2,991,674.49	0.207%	0.150%
Aged Claims Rejected (2)	0.000%	10.000%	0	1	0.000%	0.001%	$0.00	$4,062.91	0.000%	0.000%
GRAND TOTAL	5.093%	5.079%	115,756	113,735	100.000%	100.000%	$2,040,050,750.16	$1,992,524,896.00	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.

V. 2003-14 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$23,966,325.24

B	Interest Subsidy Payments Accrued During Collection Period			1,192,839.26

C	SAP Payments Accrued During Collection Period			6,836,355.11

D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			434,525.06

E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00

F	Consolidation Loan Rebate Fees			(5,212,517.45)

G	Net Expected Interest Collections			$27,217,527.22

H	Interest Rate Cap Payments Due to the Trust

				Cap

	i	Cap Notional Amount		$0.00

	ii	Libor		0.00000%
	iii	Cap %		0.00000%

	iv	Excess Over Cap		0.00000%

	v	Cap Payments Due to the Trust		$0.00

I Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				Royal Bank of Scotland

				A-7 Swap Calc

		SLM Student Loan Trust Pays:
		i	Notional Swap Amount (USD)	$327,810,000
		ii	3 Month Libor	3.16063%
		iii	Spread	0.160%

		iv	Pay Rate	3.321%
		v	Gross Swap Payment Due Counterparty	$2,751,576.41
		vi	Days in Period 04/25/05 07/25/05	91

		RBS plc Pays:
		i	Notional Swap Amount (Pounds Sterling)	£189,649,986.00
		ii	Fixed Rate Equal To Respective Reset Note Rate	5.40000%
		iii	Gross Swap Receipt Due Paying Agent*	0.00
		iv	Days in Period 01/25/05 01/25/06	365

	* Fixed Rate Pounds Sterling to be paid annually

VI. 2003-14 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index

A	Class A-1 Interest Rate	0.000000000	4/25/05 - 7/25/05	0.00000%	LIBOR

B	Class A-2 Interest Rate	0.008141037	4/25/05 - 7/25/05	3.22063%	LIBOR

C	Class A-3 Interest Rate	0.008292704	4/25/05 - 7/25/05	3.28063%	LIBOR

D	Class A-4 Interest Rate	0.008419093	4/25/05 - 7/25/05	3.33063%	LIBOR

E	Class A-5 Interest Rate	0.008570759	4/25/05 - 7/25/05	3.39063%	LIBOR

F	Class A-6 Interest Rate	0.008747704	4/25/05 - 7/25/05	3.46063%	LIBOR

G	Class A-7 Interest Rate*	0.000000000	1/25/05 - 1/25/06	5.40000%	FIXED

H	Class B Interest Rate	0.009379648	4/25/05 - 7/25/05	3.71063%	LIBOR

* Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-14 Inputs From Prior Quarter 03/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,040,050,750.16
	ii	Interest To Be Capitalized	5,416,183.10

	iii	Total Pool	$2,045,466,933.26
	iv	Specified Reserve Account Balance	5,113,667.33

	v	Total Adjusted Pool	$2,050,580,600.59

B	Total Note and Certificate Factor		0.900105831
C	Total Note Balance		$2,050,580,600.59

D	Note Balance 04/25/05		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B

	i	Current Factor	0.000000000	0.944005407	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$0.00	$279,425,600.59	$288,000,000.00	$318,000,000.00	$519,000,000.00	$250,000,000.00	£189,649,986.00	$68,345,000.00

E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

H	Reserve Account Balance		$5,113,667.33
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2003-14  Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 1/26/2009 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

IX. 2003-14 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-N )		$72,611,621.84	$72,611,621.84

B	Primary Servicing Fees-Current Month		$837,302.73	$71,774,319.11

C	Administration Fee		$25,000.00	$71,749,319.11

D	Aggregate Quarterly Funding Amount		$0.00	$71,749,319.11

E	Noteholder’s Interest Distribution Amounts
	i	Class A-1	$0.00	$71,749,319.11
	ii	Class A-2	$2,274,814.14	$69,474,504.97
	iii	Class A-3	$2,388,298.64	$67,086,206.33
	iv	Class A-4	$2,677,271.42	$64,408,934.91
	v	Class A-5	$4,448,224.01	$59,960,710.90
	vi	Class A-6	$2,186,925.90	$57,773,785.00
	vii	Class A-7 USD payment to the swap counterparty*	$2,751,576.41	$55,022,208.59

		Total	$16,727,110.52

F	Class B Noteholders’ Interest Distribution Amount		$641,052.05	$54,381,156.54

G	Noteholder’s Principal Distribution Amounts Paid (or set aside**)
	i	Class A-1	$0.00	$54,381,156.54
	ii	Class A-2	$47,701,954.74	$6,679,201.80
	iii	Class A-3	$0.00	$6,679,201.80
	iv	Class A-4	$0.00	$6,679,201.80
	v	Class A-5	$0.00	$6,679,201.80
	vi	Class A-6	$0.00	$6,679,201.80
	vii	Class A-7	$0.00	$6,679,201.80

		Total	$47,701,954.74

H	Supplemental Interest Account Deposit		$0.00	$6,679,201.80

I	Investment Reserve Account Required Amount		$0.00	$6,679,201.80

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$6,679,201.80

K	Increase to the Specified Reserve Account Balance		$0.00	$6,679,201.80

L	Investment Premium Purchase Account Deposit		$0.00	$6,679,201.80

M	Carryover Servicing Fees		$0.00	$6,679,201.80

N	Remaining Swap Termination Fees		$0.00	$6,679,201.80

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$6,679,201.80

	Excess to Excess Distribution Certificate Holder		$6,679,201.80	$0.00

*	Fixed rate Pounds Sterling interest to be paid to noteholders annually
**	Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

X. 2003-14 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance	$5,113,667.33
	ii	Deposits to correct Shortfall	$0.00
	iii	Total Reserve Account Balance Available	$5,113,667.33
	iv	Required Reserve Account Balance	$4,994,709.84
	v	Shortfall Carried to Next Period	$0.00
	vi	Excess Reserve — Release to Collection Account	$118,957.49
	vii	End of Period Account Balance	$4,994,709.84

B	Capitalized Interest Account
	i	Beginning of Period Account Balance	$0.00
	ii	Capitalized Interest Release to the Collection Account	$0.00
	iii	End of Period Account Balance	$0.00

C	Remarketing Fee Account		A-7

	i	Next Reset Date	01/26/2009
	ii	Reset Period Target Amount	$0.00
	iii	Quarterly Required Amount	$0.00
	iv	Beginning of Period Account Balance (net of investment earnings)	$0.00
	v	Quarterly Funding Amount	$0.00
	vi	Reset Period Target Amount Excess	$0.00

	vii	End of Period Account Balance (net of investment earnings)	$0.00

D	Accumulation Accounts
	i	Class A-7 Accumulation Account Beginning Balance	$0.00
	ii	Principal deposits for payment on the next Reset Date	$0.00
	iii	Principal Payments to the A-7 Noteholders on Reset Date	$0.00

	iv	Ending A-7 Accumulation Account Balance	$0.00

E	Supplemental Interest Account
	i	Three Month Libor Determined n/a	0.00000%
	ii	Investment Rate	0.00000%

	iii	Difference	0.00000%
	iv	Class A-7 Supplemental Interest Account Beginning Balance	$0.00
	v	Funds Released into Collection Account	$0.00
	vi	Number of Days Through Next Reset Date	1281
	vii	Class A-7 Supplemental Interest Account Deposit Amount	$0.00

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance	$0.00
	ii	Required Quarterly Deposit	$0.00
	iii	Carryover amounts from previous periods	$0.00
	iv	Eligible Investments Purchase Premium Paid	$0.00
	v	Funds Released into Collection Account	$0.00

	vi	End of Period Account Balance	$0.00

G	Investment Reserve Account
	i	Balance	$0.00
	ii	Requirement	$0.00
	iii	Funds Released into Collection Account	$0.00
	iv	Have there been any downgrades to any eligible investments?	N

XI. 2003-14 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class A-7	Class B
	i	Interest Due	$0.00	$2,274,814.14	$2,388,298.64	$2,677,271.42	$4,448,224.01	$2,186,925.90	£—	$641,052.05
	ii	Interest Paid	0.00	2,274,814.14	2,388,298.64	2,677,271.42	4,448,224.01	2,186,925.90	0.00	641,052.05

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	vii	Principal Due	$0.00	$47,701,954.74	$0.00	$0.00	$0.00	$0.00	£—	$0.00
	viii	Principal Paid	0.00	47,701,954.74	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	£—	$0.00

	x	Total Distribution Amount	$0.00	$49,976,768.88	$2,388,298.64	$2,677,271.42	$4,448,224.01	$2,186,925.90	£—	$641,052.05

B	Principal Distribution Reconciliation

	i	Notes Outstanding Principal Balance 06/30/2005	$2,050,580,600.59
	ii	Adjusted Pool Balance 06/30/2005	2,002,878,645.85

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$47,701,954.74

	iv	Adjusted Pool Balance 03/31/2005	$2,050,580,600.59
	v	Adjusted Pool Balance 06/30/2005	2,002,878,645.85

	vi	Current Principal Due (iv-v)	$47,701,954.74
	vii	Principal Shortfall from Previous Collection Period	$0.00

	viii	Principal Distribution Amount (vi + vii)	$47,701,954.74

	ix	Principal Distribution Amount Paid	$47,701,954.74

	x	Principal Shortfall (viii - ix)	$0.00

C	Note Balances			04/25/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GKH8	$0.00		$0.00
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GKJ4	$279,425,600.59		$231,723,645.85
		A-2 Note Pool Factor		0.944005407	0.161155253	0.782850155

	iii	A-3 Note Balance	78442GKK1	$288,000,000.00		$288,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GKL9	$318,000,000.00		$318,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GKM7	$519,000,000.00		$519,000,000.00
		A-5 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	A-6 Note Balance	78442GKN5	$250,000,000.00		$250,000,000.00
		A-6 Note Pool Factor		1.000000000	0.000000000	1.000000000

	vii	A-7 Note Balance	78442GKG0	£189,649,986.00		£189,649,986.00
		A-7 Note Pool Factor		1.000000000	0.000000000	1.000000000

	viii	B Note Balance	78442GKP0	$68,345,000.00		$68,345,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2003-14 Historical Pool Information

					2004
			4/1/05-6/30/05	1/1/05-3/31/05	12/11/03-12/31/04

Beginning Student Loan Portfolio Balance			$2,040,050,750.16	$2,076,550,556.66	$2,249,673,803.42

	Student Loan Principal Activity
	i	Regular Principal Collections	$48,275,778.88	$37,573,136.13	$190,257,841.56
	ii	Principal Collections from Guarantor	7,024,676.90	6,817,549.70	$17,263,728.13
	iii	Principal Reimbursements	83,475.60	263,610.02	$6,235,209.39
	iv	Other System Adjustments	0.00	0.00	$0.00

	v	Total Principal Collections	$55,383,931.38	$44,654,295.85	$213,756,779.08
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$399.65	$1,368.73	$233,290.01
	ii	Capitalized Interest	(7,858,476.87)	(8,155,858.08)	$(40,866,822.33)

	iii	Total Non-Cash Principal Activity	$(7,858,077.22)	$(8,154,489.35)	$(40,633,532.32)

(-)	Total Student Loan Principal Activity		$47,525,854.16	$36,499,806.50	$173,123,246.76

	Student Loan Interest Activity
	i	Regular Interest Collections	$15,754,359.58	$16,202,364.10	$78,813,886.69
	ii	Interest Claims Received from Guarantors	428,646.05	389,870.71	$840,770.20
	iii	Collection Fees/Returned Items	11,368.20	12,073.86	$31,388.49
	iv	Late Fee Reimbursements	223,219.44	244,917.98	$1,010,701.69
	v	Interest Reimbursements	11,365.45	14,289.53	$77,375.69
	vi	Other System Adjustments	0.00	0.00	$0.00
	vii	Special Allowance Payments	5,531,555.76	3,155,651.71	$2,688,175.37
	viii	Subsidy Payments	1,260,142.23	1,273,096.98	$4,800,235.27

	ix	Total Interest Collections	$23,220,656.71	$21,292,264.87	$88,262,533.40

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$280.26	$757.12	$(53,374.93)
	ii	Capitalized Interest	7,858,476.87	8,155,858.08	$40,866,822.33

	iii	Total Non-Cash Interest Adjustments	$7,858,757.13	$8,156,615.20	$40,813,447.40

	Total Student Loan Interest Activity		$31,079,413.84	$29,448,880.07	$129,075,980.80

(=)	Ending Student Loan Portfolio Balance		$1,992,524,896.00	$2,040,050,750.16	$2,076,550,556.66
(+)	Interest to be Capitalized		$5,359,040.01	$5,416,183.10	$5,106,651.88

(=)	TOTAL POOL		$1,997,883,936.01	$2,045,466,933.26	$2,081,657,208.54

(+)	Reserve Account Balance		$4,994,709.84	$5,113,667.33	$5,204,143.02

(=)	Total Adjusted Pool		$2,002,878,645.85	$2,050,580,600.59	$2,086,861,351.56

XIII. 2003-14 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-04	$2,199,957,489	5.01%

Jul-04	$2,175,773,554	4.25%

Oct-04	$2,117,016,235	5.50%

Jan-05	$2,081,657,209	5.28%

Apr-05	$1,997,883,936	5.15%

Jul-05	$1,997,883,936	5.40%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.